                                                                   EXHIBIT 10.37

                          AMENDMENT #5 TO THE SUBLEASE
                                 BY AND BETWEEN
              GENERAL ATOMICS AND APPLIED MOLECULAR EVOLUTION, INC.

This Fifth Amendment, dated August 20, 2003, for reference purposes only, is made by and between General Atomics, (the "Lessor") and Applied Molecular Evolution, Inc. (AME), (the "Lessee"). This Amendment applies to the Sublease Agreement (the "Agreement") dated June 1, 1993, Amendment #1, dated March 1, 1994, Amendment #2, dated January 1, 1995, Amendment #3, dated October 1, 1997, and Amendment #4, dated September 23, 2002.

         WHEREAS: The Lessee and Lessor (the "Parties") wish to amend certain terms of the Sublease Agreement, including but not limited to extending the Sublease Agreement an additional four (4) years.

         NOW THEREFORE, in consideration of the foregoing, and in consideration of mutual covenants and agreements of the Parties hereto, the Parties mutually covenant and agree as follows:

3.0 TERM. The Parties agree the Sublease Term for current Premises at 3520 Dunhill Street Lessors' Building 6, will be extended through December 16, 2008, beginning when the current Sublease expires December 16, 2004.

4.1 RENT. The Monthly Rent starting January 1, 2004, will be at the new rate of $1.26/sf making the Monthly Rent $30,382.38 with an annual rate increase of 4% on January 1, of each sublease year thereafter.

5.0 SECURITY DEPOSIT. The Lessee will have on Record with Lessor a Security Deposit to secure payments in the amount equivalent to one month's Rent and two months' average Operating Expenses. The Lessee currently has on record with Lessor, a surplus security deposit as indicated below, therefore no other security deposit is due at this time.

One Month's Rent                                      $ 30,382.38
Two Months Operating Ex. 24,113sf x $0.17/mo x 2mo    $  8,198.42
TOTAL SECURITY DEPOSIT REQUIRED                       $ 38,580.80
Less Security Deposit on Record:                      $ 44,011.94
                                                      -----------
SURPLUS SECURITY                                      $  5,431.14

Concurrent with the annual increase in Monthly Rent, and without prior notice, the Lessor will adjust the Security Deposit in direct relation to the Monthly Rent and Operating Expenses (as calculated above), and the increase will be paid by Lessee upon receipt of an invoice from Lessor.

EXCEPT AS HEREBY AMENDED, ALL OTHER TERMS AND CONDITIONS OF SAID SUBLEASE AGREEMENT WILL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

This Fifth Amendment is executed by the authorized officers of the parties as set forth below by their respective signatures.

         LESSOR:                          LESSEE:
         GENERAL ATOMICS                  APPLIED MOLECULAR EVOLUTION, INC.

         BY: /s/ Anthony Navarra          BY: /s/ Lawrence E. Bloch, M.D.
             -----------------------          ------------------------------
             Anthony Navarra                  Lawrence E. Bloch, M.D.
             Treasurer                        Chief Financial Officer

         DATE: September 8, 2003          DATE: September 8, 2003

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